U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 March 28, 2008

                         TAITRON COMPONENTS INCORPORATED
             (Exact name of registrant as specified in its charter)

         California                      0-25844                 95-4249240
      (State or other                  (Commission           (I.R.S. Employer
jurisdiction of incorporation)         File Number)          Identification No.)

             28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA 91355
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (661) 257-6060

                                      NONE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

      On March 28, 2008, Taitron Components Incorporated ("Taitron") issued a press release announcing that its Board of Directors declared an annual cash dividend of $0.05 per share of Class A Common Stock and Class B Common Stock, payable on April 22, 2008, to shareholders of record at the close of business on April 15, 2008. The annual dividend was declared in connection with the Board of Directors' decision in 2007 to establish an annual cash dividend of up to $0.10 per share on its Class A and Class B Common Stock for a period of five years. The dividend amount for 2008 was reduced from $0.10 to $0.05 per share due to $786,000 of net cash used in investing activities and $278,000 of net cash used in operating activities during 2007.

ITEM 9.01 Financial Statements and Exhibits

      (d) Exhibits

            99.1  Press release of the Registrant, dated March 28, 2008.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                TAITRON COMPONENTS INCORPORATED

Dated:  March 28, 2008                 By: /s/ Stewart Wang
                                          --------------------
                                              Stewart Wang
                                              President, Chief Executive Officer
                                              and Chief Financial Officer


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